EXHIBIT 10.1

Amendment Two to the
Service Corporation International
Supplemental Executive Retirement Plan for Senior Officers

Service Corporation International (the “Company”), hereby adopts the following Amendment Two to the Service Corporation International Supplemental Executive Retirement Plan for Senior Officers as amended and restated on January 1, 1998 and further amended as of January 1, 2001 (the “Plan”):

WHEREAS, the Company previously adopted the Plan for the benefit of its key employees;

WHEREAS, benefit accruals under the Plan ceased on December 31, 2000 and, as a result, the Plan is classified as a “grandfathered plan” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”);

WHEREAS, the Company previously amended the Plan’s terms to cause the Plan to satisfy the requirements of Section 409A with respect to participants for whom a “material amendment” occurs for purposes of Section 409A and Treasury Regulations Section 1.409A-6(a)(4), causing the accrued benefit for such participants to become subject to Section 409A; and
WHEREAS, the Company has determined it is prudent to adopt a new form of payment for participants who are active employees, causing that portion of the Plan to be subject to Section 409A;
NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

A. Section 3.2 of the Plan is hereby amended to add a new Section 3.2(f), to be and to read in its entirety as follows:

“(f) 2022 Fixed Payment Date. The Retirement Benefit payable to each Participant who is actively employed by the Company on December 1, 2022 shall be paid as a single lump sum payment during the period between December 21, 2022 and December 31, 2022. For purposes of this provision, the amount of this lump sum payment shall be calculated as the present value of the Participant’s remaining monthly Retirement Benefit payments for the period commencing on or after November 30, 2022 and shall be calculated based on an interest rate of 4.15%.”

B. Nothing in this Agreement or Appendix A is intended to alter, change, modify, or otherwise amend the Plan’s terms with respect to the remaining participants or to cause a loss of “grandfathered plan” status with respect to their accrued benefits.

IN WITNESS WHEREOF, the undersigned, duly authorized officer of the Company, has caused this Amendment Two to be executed on this 21st day of December, 2022.

SERVICE CORPORATION INTERNATIONAL

By: /s/ Gregory T. Sangalis

Its: Senior Vice President, General Counsel & Secretary